225 Franklin Street Boston, MA 02110-2804 United States of America

FOR IMMEDIATE RELEASE

Contact:	Hannah Grove
617-664-3377

STATE STREET CORPORATION NAMES JOSEPH C. ANTONELLIS

CHIEF INFORMATION OFFICER

            BOSTON, MA – August 7, 2002 – State Street Corporation (NYSE:  STT) announced today that Joseph C. Antonellis has been named Chief Information Officer and head of its Information Technology Group.   Antonellis, executive vice president and head of State Street’s Strategy Development Office, will succeed John A. Fiore, who is leaving State Street.

Antonellis, age 47, joined State Street in 1991 and was named executive vice president in 1999.  Antonellis has held a number of senior executive positions at the company, including leading State Street Global Financial Technology Services, in which he was responsible for working with the company’s business and technology leaders to define business priorities and initiatives from a technology perspective. He subsequently led State Street’s U.S. Master Trust and Public Fund business.   Most recently, Antonellis was appointed to lead State Street’s Strategy Development Office. In this position, Antonellis plays a key role in developing State Street’s strategic priorities and maximizing business goals to benefit clients, stockholders and employees.

            Commenting on Antonellis’ new position, Ronald E. Logue, president and COO of State Street said, “State Street’s success is based on our ability to develop and deploy technology to meet the needs of our global clients.  Throughout his career, Joe has distinguished himself as an innovator, creating technology-based solutions for our clients.  Joe is one of this company’s strongest and most effective leaders.  As CIO, he will provide both the vision and market knowledge required to leverage our technology platform for our clients’ ever-changing global investment needs.”

            Antonellis will be responsible for the management, development and implementation of the global technology strategy for State Street.  Antonellis will also head up the Information Technology group, which is responsible for the development and implementation of global architecture in support of large-scale transaction processing and product capabilities for State Street’s clients worldwide.  In addition, the Information Technology group develops a full range of products that support the investment strategies of State Street’s clients.

            Commenting on Fiore’s departure, Logue said, “John has been a key player in developing the strategic direction of our technology platform and supporting the information technology needs of our clients over the last ten years.  We appreciate the many contributions he’s made to State Street, including helping to assemble one of the finest technology teams in the industry.  This team has earned a reputation for developing advanced technology solutions that provide the foundation for State Street to meet the ever-changing needs of sophisticated investors around the world.  We wish him the very best.”

        State Street Corporation (NYSE: STT) is the world’s leading specialist in providing sophisticated global investors with investment servicing and investment management.   With $6.2 trillion in assets under custody and $770 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 22 countries and over 100 markets worldwide.

        This news release may contain forward-looking statements, as defined by U.S. securities laws. Any such statements are based on current expectations and involve a number of risks and uncertainties. Important factors, including those mentioned in this news release, that could cause actual results to differ materially are set forth in State Street's annual report and subsequent SEC filings. They include risks and uncertainties relating to the value of global and regional financial markets and the pace of worldwide economic growth. State Street encourages investors to review its annual report and SEC filings in conjunction with this announcement and prior to making any investment decision. Any forward-looking statements contained in this news release speak only as of the date of release, DATE, and the company does not undertake to revise such forward-looking statements to reflect events after the date of this release.

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